Ex - 23.1  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44605 on Form S-8 of our report relating to the Merisel, Inc. 401(k) Retirement Savings Plan, dated June 7, 1999, appearing in this Annual Report on Form 11-K of the Merisel, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 1998.

/s/Deloitte & Touche, LLP
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Deloitte & Touche, LLP

Los Angeles, California

June 24, 1999